UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008.
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51728 (Commission File Number)	43-1481791 (IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri (Address of principal executive offices)	63301 (Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2008, William P. Benac resigned his position as Senior Vice President, Chief Financial Officer and Treasurer of American Railcar Industries, Inc. (the “Company”), together with all other positions Mr. Benac held at the Company and its subsidiaries. Though Mr. Benac’s resignation is effective immediately, it is currently expected that he will remain with the Company through approximately the end of June to assist with the transition.
Mr. Benac’s resignation was not a result of any disagreement with the Company or the Company’s Board of Directors.
Effective June 16, 2008, the Board of Directors of the Company unanimously appointed Mr. Dale Davies to succeed Mr. Benac as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Davies was also appointed to succeed Mr. Benac in the other positions Mr. Benac had held with the Company and its subsidiaries. Mr. Davies, 56, has served the Company as its Vice President of Finance since joining the Company in June 2005. Prior to joining the Company, Mr. Davies spent the last 31 years in various financial management positions with manufacturing companies in the chemical and pharmaceutical industries. From 2000 to 2005, Mr. Davies worked for Solutia Inc., a global manufacturer and marketer of a variety of high-performance chemical and engineered materials, as director of portfolio analysis, where he was responsible for business analysis and transaction management for strategic business acquisitions and divestitures. From 1997 to 2000, Mr. Davies was Solutia’s director of business analysis, responsible for the business analysis and financial reporting for the company. Prior to that, Mr. Davies worked for Monsanto Company, a global provider of technology-based solutions and agricultural products, from 1974 to 1997 in various financial positions from plant cost accountant to business unit controller, and eventually corporate manager of business analysis and financial reporting. Mr. Davies has a B.S. in Accounting from the University of Missouri, and is a Certified Management Accountant.
On June 17, 2008 the Company issued a press release announcing Mr. Benac’s resignation and the appointment of Mr. Davies. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press releases attached as exhibits hereto, the press releases contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press releases regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated June 17, 2008 of American Railcar Industries, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2008	American Railcar Industries, Inc.
	By:	/s/ James J. Unger
		Name:	James J. Unger
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated June 17, 2008 of American Railcar Industries, Inc.